SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001
(To Prospectus dated October 22, 2001)



                                  CWMBS, INC.
                                   Depositor


                                  Countrywide
                                Home Loans, Inc.
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2001-28
                                     Issuer

                               ----------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated November 26, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,819,045.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL


   As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,514 Mortgage Loans having an aggregate Stated Principal Balance of approximately $644,986,949.

   The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
                                                               -----------------
Total Number of Mortgage Loans ............................          1,514
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
 30-59 days ...............................................          0.33%
 60-90 days ...............................................          0.07%
 91 days or more (excluding pending foreclosures) .........          0.07%
                                                                     -----
   Total Delinquencies ....................................          0.47%
                                                                     =====
Foreclosures Pending ......................................          0.26%
                                                                     -----
   Total Delinquencies and foreclosures pending ...........          0.73%
                                                                     =====

----------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

   One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO Loan.

   Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

   Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

   The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                             At             At
                                                             At February 28 (29),                       December 31,     June 30,
                                          ----------------------------------------------------------    ------------   ------------
                                             1998            1999           2000            2001            2001           2002
                                             ----            ----           ----            ----            ----           ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End
   30-59 days .........................          1.08%           1.03%          1.36%           1.61%           1.89%          1.85%
   60-89 days .........................          0.16            0.18           0.22            0.28            0.39           0.40
   90 days or more (excluding pending
      foreclosures) ...................          0.16            0.12           0.16            0.14            0.23           0.28
                                         ------------    ------------   ------------    ------------    ------------   ------------
     Total of delinquencies ...........          1.40%           1.32%          1.75%           2.03%           2.51%          2.53%
                                         ============    ============   ============    ============    ============   ============
Foreclosures pending ..................          0.17%           0.14%          0.16%           0.27%           0.31%          0.28%
                                         ============    ============   ============    ============    ============   ============
     Total delinquencies and
      foreclosures pending ............          1.57%           1.46%          1.91%           2.30%           2.82%          2.81%
                                         ============    ============   ============    ============    ============   ============
Net Gains/(Losses) on liquidated
  loans(1) ............................  $(2,662,000)    $(2,882,524)   $(3,076,240)    $(2,988,604)    $(5,677,141)   $(3,054,092)
Percentage of Net Gains/(Losses) on
  liquidated loans(1)(2) ..............       (0.024)%        (0.018)%       (0.017)%        (0.014)%        (0.022)%       (0.010)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on average
  outstanding principal balance)(1) ...       (0.027)%        (0.021)%       (0.017)%        (0.015)%        (0.023)%       (0.011)%

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS PO CERTIFICATES

   The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

   As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,819,045, evidencing a beneficial ownership interest of approximately 0.28% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $622,386,159 and evidenced in the aggregate a beneficial ownership interest of approximately 96.50% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $22,600,789, and evidenced in the aggregate a beneficial ownership interest of approximately 3.50% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

   The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

   Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions"
(the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,819,045 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

   The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 78.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                 Percentage of the Prepayment
                                                         Assumption
                                             ----------------------------------
Class                                          0%    100%    275%    400%   500%
-----                                          --    ----    ----    ----   ----
Class PO .................................    1.3%   2.5%    5.0%    7.0%   8.6%

   It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

   The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate

                              Balance Outstanding*


                                                         Class PO
                                                Percentage of the Prepayment
                                                         Assumption
                                             -----------------------------------
Distribution Date                            0%     100%    275%    400%    500%
 -----------------                           --     ----    ----    ----    ----
Initial Percent .........................    100      100    100     100     100
October 30, 2002                              94       94     94      93      93
October 25, 2003                              93       90     84      80      77
October 25, 2004                              91       83     70      61      55
October 25, 2005                              90       77     58      46      38
October 25, 2006                              88       71     47      34      26
October 25, 2007                              87       66     39      26      18
October 25, 2008                              85       61     32      19      12
October 25, 2009                              83       56     26      14       8
October 25, 2010                              81       51     21      10       6
October 25, 2011                              79       47     17       8       4
October 25, 2012                              77       43     14       6       3
October 25, 2013                              75       39     11       4       2
October 25, 2014                              72       35      9       3       1
October 25, 2015                              69       32      7       2       1
October 25, 2016                              66       29      6       2       1
October 25, 2017                              63       26      5       1       0
October 25, 2018                              60       23      4       1       0
October 25, 2019                              57       20      3       1       0
October 25, 2020                              53       18      2       0       0
October 25, 2021                              49       16      2       0       0
October 25, 2022                              45       14      1       0       0
October 25, 2023                              42       12      1       0       0
October 25, 2024                              37       10      1       0       0
October 25, 2025                              33        8      1       0       0
October 25, 2026                              28        7      0       0       0
October 25, 2027                              23        5      0       0       0
October 25, 2028                              18        4      0       0       0
October 25, 2029                              13        2      0       0       0
October 25, 2030                               7        1      0       0       0
October 25, 2031                               1        0      0       0       0
October 25, 2032                               0        0      0       0       0
Weighted Average Life (years) ** ........  18.26    10.59   5.45    3.94    3.21

---------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

   As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $13,281,994 and $200,000 and $14,480,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

   General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

   Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

   Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

   The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

   The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

   A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

   Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate stated redemption price at maturity multiplied by the Certificate weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

   Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

   A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

   Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

   No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATING

   The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-28
                                    Group 1

                Current Mortgage Rates of the Mortgage Loans (1)

---------------------------------------------------------------------------------------
     Current                 Number of        Aggregate Principal         Percent of
Mortgage Rate (%)         Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
---------------------------------------------------------------------------------------
6.000                            3               1,462,571.71                0.39
6.125                            3               1,084,232.45                0.29
6.250                            8               2,978,299.40                0.80
6.375                           24              11,187,150.05                3.00
6.500                           73              31,819,394.85                8.53
6.625                          125              54,176,437.10               14.53
6.750                          224              98,112,953.23               26.31
6.875                          162              69,885,601.81               18.74
7.000                           91              39,384,221.04               10.56
7.125                           38              16,759,535.30                4.49
7.250                           58              23,101,200.36                6.19
7.375                           13               5,169,546.35                1.39
7.500                           13               5,279,548.21                1.42
7.625                           11               4,548,089.36                1.22
7.750                            8               2,836,652.40                0.76
7.875                            5               2,047,481.75                0.55
8.000                            1                 403,302.57                0.11
8.125                            1                 496,484.56                0.13
8.250                            1                 397,368.93                0.11
8.750                            1                 501,064.21                0.13
9.500                            1                 970,797.71                0.26
9.750                            1                 367,862.70                0.10
---------------------------------------------------------------------------------------
   Total                       865             372,969,796.05              100.00
=======================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.852% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.849% per annum.

                  Current Mortgage Loan Principal Balances (1)

----------------------------------------------------------------------------------------------------------
Current Mortgage                                Number of        Aggregate Principal         Percent of
Loan Balance ($)                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
250,000.01 to 300,000.00                          11               3,244,203.60                0.87
300,000.01 to 350,000.00                         263              85,566,013.10               22.94
350,000.01 to 400,000.00                         219              82,295,025.04               22.06
400,000.01 to 450,000.00                         102              43,085,849.25               11.55
450,000.01 to 500,000.00                          88              41,700,847.84               11.18
500,000.01 to 550,000.00                          52              27,191,005.54                7.29
550,000.01 to 600,000.00                          46              26,467,156.85                7.10
600,000.01 to 650,000.00                          49              30,901,825.51                8.29
650,000.01 to 700,000.00                           1                 655,976.39                0.18
700,000.01 to 750,000.00                           7               5,160,068.67                1.38
750,000.01 to 1,000,000.00                        23              20,976,550.37                5.62
1,000,000.01 to 1,500,000.00                       2               2,469,332.53                0.66
1,500,000.01 to 2,000,000.00                       2               3,255,941.36                0.87
----------------------------------------------------------------------------------------------------------
   Total                                         865             372,969,796.05              100.00
==========================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $431,179.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

----------------------------------------------------------------------------------------------------------
        Original                            Number of        Aggregate Principal         Percent of
Loan-to-Value Ratios (%)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
50.00 or Less                                 59              28,988,306.03                7.77
50.01 to 55.00                                34              13,480,749.05                3.61
55.01 to 60.00                                42              21,032,621.37                5.64
60.01 to 65.00                                59              25,625,727.45                6.87
65.01 to 70.00                               105              48,721,300.73               13.06
70.01 to 75.00                               170              76,339,841.58               20.47
75.01 to 80.00                               352             143,055,567.34               38.36
80.01 to 85.00                                 7               2,410,564.91                0.65
85.01 to 90.00                                16               5,524,066.26                1.48
90.01 to 95.00                                20               6,820,253.62                1.83
95.01 to 100.00                                1                 970,797.71                0.26
----------------------------------------------------------------------------------------------------------
   Total                                     865             372,969,796.05              100.00
==========================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.76%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)


State Distribution of                     Number of        Aggregate Principal         Percent of
Mortgaged Properties                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
California                                   434             187,260,323.89               50.21
Colorado                                      32              14,093,806.84                3.78
Florida                                       25              11,927,275.96                3.20
Illinois                                      30              12,834,421.46                3.44
Maryland                                      17               8,115,200.11                2.18
New Jersey                                    36              13,465,081.41                3.61
New York                                      19               7,654,067.84                2.05
Oregon                                        18               8,096,251.76                2.17
Texas                                         26              14,488,311.49                3.88
Virginia                                      23               9,406,434.48                2.52
Other (less than 2%)                         205              85,628,620.81               22.96
----------------------------------------------------------------------------------------------------------
   Total                                     865             372,969,796.05              100.00
==========================================================================================================

(1) "Other" includes 35 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 1.06% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

----------------------------------------------------------------------------------------------------------
                                               Number of        Aggregate Principal        Percent of
Type of Program                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Full                                              382             172,670,553.15               46.30
Alternative                                       277             117,864,505.11               31.60
Reduced                                           125              50,314,102.35               13.49
CLUES                                              52              19,037,498.78                5.10
Streamlined                                        29              13,083,136.66                3.51
----------------------------------------------------------------------------------------------------------
   Total                                          865             372,969,796.05              100.00
==========================================================================================================

                         Types of Mortgaged Properties

----------------------------------------------------------------------------------------------------------
                                              Number of        Aggregate Principal         Percent of
Property Type                              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Single Family Residence                         615             265,089,340.03               71.08
Planned Unit Development                        222              96,567,797.82               25.89
Low-rise Condominium                             22               8,438,266.81                2.26
2-4 Family Residence                              5               2,356,514.26                0.63
High-rise Condominium                             1                 517,877.13                0.14
----------------------------------------------------------------------------------------------------------
   Total                                        865             372,969,796.05              100.00
==========================================================================================================

                         Purposes of the Mortgage Loans

----------------------------------------------------------------------------------------------------------
                                 Number of        Aggregate Principal         Percent of
Loan Purpose                  Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Refinance (rate/term)              430             190,704,221.85               51.13
Purchase                           241              98,505,032.26               26.41
Refinance (cash-out)               194              83,760,541.94               22.46
----------------------------------------------------------------------------------------------------------
 Total                             865             372,969,796.05              100.00
==========================================================================================================

                   Occupancy Types of the Mortgage Loans (1)

----------------------------------------------------------------------------------------------------------
                                  Number of        Aggregate Principal         Percent of
Occupancy Type                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Owner Occupied                      839             361,734,736.56               96.99
Secondary Residence                  19               8,107,558.75                2.17
Investment                            7               3,127,500.74                0.84
----------------------------------------------------------------------------------------------------------
 Total                              865             372,969,796.05              100.00
==========================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

----------------------------------------------------------------------------------------------------------
Remaining Term to                   Number of        Aggregate Principal         Percent of
Maturity (months)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
229                                     2                 843,529.80                0.23
230                                    21               8,205,837.93                2.20
231                                     8               3,369,341.94                0.90
291                                     1                 335,466.74                0.09
322                                     1                 367,862.70                0.10
344                                     2               1,239,304.24                0.33
347                                     3               1,284,507.91                0.34
348                                    16               6,052,088.34                1.62
349                                   116              46,139,576.07               12.37
350                                   279             119,804,585.14               32.12
351                                   390             173,933,992.09               46.63
352                                    26              11,393,703.15                3.05
----------------------------------------------------------------------------------------------------------
 Total                                865             372,969,796.05              100.00
==========================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 346 months.

                                   EXHIBIT 1

              EXHIBIT 1 -- CHL Mortgage Pass-Through Trust 2001-28
                                    Group 2

                Current Mortgage Rates of the Mortgage Loans (1)

----------------------------------------------------------------------------------------------------------
     Current                        Number of        Aggregate Principal         Percent of
Mortgage Rate (%)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
 6.500                                 31              13,611,326.20                5.00
 6.625                                 70              28,815,189.88               10.59
 6.750                                146              63,432,596.96               23.32
 6.875                                222              93,961,946.42               34.54
 7.000                                 86              34,584,486.14               12.71
 7.125                                 31              11,917,636.93                4.38
 7.250                                 22               9,497,572.31                3.49
 7.375                                 17               7,010,066.14                2.58
 7.500                                  6               1,936,334.73                0.71
 7.625                                  4               1,511,420.78                0.56
 7.750                                  3               1,263,545.32                0.46
 7.875                                  3               1,078,501.43                0.40
 8.000                                  3               1,094,822.06                0.40
 8.125                                  1                 391,616.59                0.14
 8.250                                  1                 469,392.14                0.17
 8.375                                  1                 349,235.36                0.13
 9.125                                  1                 643,175.46                0.24
10.375                                  1                 448,288.32                0.16
----------------------------------------------------------------------------------------------------------
 Total                                649             272,017,153.17              100.00
==========================================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 6.898% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 6.892% per annum.

                  Current Mortgage Loan Principal Balances (1)

----------------------------------------------------------------------------------------------------------
Current Mortgage                   Number of        Aggregate Principal         Percent of
Loan Balance ($)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
200,000.01 to   250,000.00             2                 445,517.88                0.16
250,000.01 to   300,000.00             6               1,793,407.06                0.66
300,000.01 to   350,000.00           202              65,554,773.34               24.10
350,000.01 to   400,000.00           173              65,289,227.35               24.00
400,000.01 to   450,000.00            81              34,385,265.58               12.64
450,000.01 to   500,000.00            64              30,169,190.38               11.09
500,000.01 to   550,000.00            47              24,727,069.43                9.09
550,000.01 to   600,000.00            22              12,619,212.54                4.64
600,000.01 to   650,000.00            29              18,162,786.03                6.68
650,000.01 to   700,000.00             6               4,032,972.13                1.48
700,000.01 to   750,000.00             2               1,488,039.56                0.55
750,000.01 to 1,000,000.00            15              13,349,691.89                4.91
----------------------------------------------------------------------------------------------------------
 Total                               649             272,017,153.17              100.00
==========================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $419,133.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

----------------------------------------------------------------------------------------------------------
Original Loan-to-Value                           Number of        Aggregate Principal         Percent of
       Ratios (%)                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
50.00 or Less                                       51              22,679,631.17                8.34
50.01 to 55.00                                      20               8,033,828.28                2.95
55.01 to 60.00                                      38              15,564,886.59                5.72
60.01 to 65.00                                      48              22,289,603.58                8.19
65.01 to 70.00                                      77              33,842,252.07               12.44
70.01 to 75.00                                     130              56,116,854.66               20.63
75.01 to 80.00                                     239              97,011,374.97               35.66
80.01 to 85.00                                       5               1,653,477.40                0.61
85.01 to 90.00                                      29              10,777,398.98                3.96
90.01 to 95.00                                      12               4,047,845.47                1.49
----------------------------------------------------------------------------------------------------------
 Total                                             649             272,017,153.17              100.00
==========================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 70.78%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

----------------------------------------------------------------------------------------------------------
State Distribution of                             Number of        Aggregate Principal         Percent of
 Mortgaged Properties                          Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
California                                          329             139,018,331.49               51.11
Colorado                                             18               7,131,128.67                2.62
Connecticut                                          14               5,946,283.54                2.19
Georgia                                              19               7,676,893.96                2.82
Illinois                                             19               8,456,088.85                3.11
Massachusetts                                        17               7,111,199.75                2.61
New Jersey                                           27              10,865,945.75                3.99
Texas                                                23              10,824,808.70                3.98
Virginia                                             14               5,639,026.77                2.07
Other (less than 2%)                                169              69,347,445.69               25.49
----------------------------------------------------------------------------------------------------------
 Total                                              649             272,017,153.17              100.00
==========================================================================================================

(1) "Other" includes 34 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 0.93% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

----------------------------------------------------------------------------------------------------------
                                               Number of        Aggregate Principal         Percent of
Type of Program                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Full                                              256             110,977,486.15               40.80
Alternative                                       216              90,056,517.35               33.11
Reduced                                           118              47,780,341.58               17.57
CLUES                                              44              16,481,376.94                6.06
Streamlined                                        15               6,721,431.15                2.47
----------------------------------------------------------------------------------------------------------
 Total                                            649             272,017,153.17              100.00
==========================================================================================================

                         Types of Mortgaged Properties

----------------------------------------------------------------------------------------------------------
                                              Number of        Aggregate Principal         Percent of
Property Type                              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Single Family Residence                         466             195,946,275.54               72.03
Planned Unit Development                        158              65,941,318.75               24.24
Low-rise Condominium                             20               7,883,516.17                2.90
2-4 Family Residence                              3               1,473,310.34                0.54
High-rise Condominium                             2                 772,732.37                0.28
----------------------------------------------------------------------------------------------------------
 Total                                          649             272,017,153.17              100.00
==========================================================================================================

                         Purposes of the Mortgage Loans

----------------------------------------------------------------------------------------------------------
                                            Number of        Aggregate Principal         Percent of
Loan Purpose                             Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Refinance (rate/term)                          324             138,623,578.29               50.96
Purchase                                       180              73,762,720.52               27.12
Refinance (cash-out)                           145              59,630,854.36               21.92
----------------------------------------------------------------------------------------------------------
 Total                                         649             272,017,153.17              100.00
==========================================================================================================

                   Occupancy Types of the Mortgage Loans (1)

----------------------------------------------------------------------------------------------------------
                                               Number of        Aggregate Principal         Percent of
Occupancy Type                              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
Owner Occupied                                   632             264,163,465.99               97.11
Secondary Residence                               14               6,795,278.05                2.50
Investment                                         3               1,058,409.13                0.39
----------------------------------------------------------------------------------------------------------
 Total                                           649             272,017,153.17              100.00
==========================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

             Remaining Terms to Maturity of the Mortgage Loans (1)

----------------------------------------------------------------------------------------------------------
 Remaining Term to                               Number of        Aggregate Principal         Percent of
  Maturity (months)                           Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
----------------------------------------------------------------------------------------------------------
229                                                  1                 345,097.24                0.13
230                                                  1                 408,450.60                0.15
231                                                  8               3,547,901.00                1.30
232                                                  2                 644,850.06                0.24
291                                                  1                 297,260.97                0.11
321                                                  1                 299,623.11                0.11
342                                                  1                 442,853.11                0.16
348                                                  5               1,862,134.74                0.68
349                                                 49              19,750,739.18                7.26
350                                                133              54,381,674.08               19.99
351                                                419             178,039,034.96               65.45
352                                                 28              11,997,534.12                4.41
----------------------------------------------------------------------------------------------------------
 Total                                             649             272,017,153.17              100.00
==========================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 348 months.

                                   EXHIBIT 2

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

                 Certificateholder Monthly Distribution Summary

                                                                                                       Pass
                                    Class                 Certificate         Beginning               Through           Principal
Class               Cusip        Description               Rate Type           Balance                Rate (%)         Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1               12669CHB9         Senior                 Fix-30/360       70,941,643.00             5.000000                   --
1A2               12669CHC7         Senior                 Fix-30/360       20,000,000.00             5.000000                   --
1A3               12669CHD5         Senior                 Fix-30/360        7,781,929.00             5.000000                   --
1A4               12669CHE3         Senior                 Var-30/360       54,846,428.00             2.140000                   --
1A5               12669CHF0        Strip IO                Var-30/360       54,846,428.00             6.360000                   --
1A6               12669CHG8         Senior                 Fix-30/360       18,848,811.17             6.250000         2,327,555.05
1A7               12669CHH6         Senior                 Fix-30/360      124,108,916.59             6.250000         8,971,304.53
1A8               12669CHJ2         Senior                 Fix-30/360       13,098,294.04             6.250000                   --
1A9               12669CHK9         Senior                 Fix-30/360                  --             6.250000                   --
1A10              12669CHL7         Senior                 Fix-30/360       30,000,000.00             6.200000                   --
1A11              12669CHM5         Senior                 Fix-30/360       31,050,000.00             6.250000                   --
2A1               12669CJC5         Senior                 Fix-30/360      188,636,309.68             6.500000         7,849,577.52
2A2               12669CJD3         Senior                 Fix-30/360       34,335,000.00             6.500000                   --
2A3               12669CJE1         Senior                 Fix-30/360       15,000,000.00             6.500000                   --
2A4               12669CJF8         Senior                 Fix-30/360       31,000,000.00             6.500000                   --
PO                                                                           1,830,762.64             0.000000            11,717.43
PO-1              12669CHN3        Strip PO                Fix-30/360          595,560.65             0.000000               740.42
PO-2              12669CHN3        Strip PO                Fix-30/360        1,235,201.99             0.000000            10,977.01
AR                12669CHP8         Senior                 Fix-30/360                  --             6.250000                   --
-----------------------------------------------------------------------------------------------------------------------------------
M                 12669CHQ6         Junior                 Fix-30/360       11,131,642.34             6.356977            10,263.57
B1                12669CHR4         Junior                 Fix-30/360        4,308,715.68             6.356977             3,972.71
B2                12669CHS2         Junior                 Fix-30/360        2,513,417.48             6.356977             2,317.42
B3                12669CJR2         Junior                 Fix-30/360        1,795,298.20             6.356977             1,655.30
B4                12669CJS0         Junior                 Fix-30/360        1,077,178.92             6.356977               993.18
B5                12669CJT8         Junior                 Fix-30/360        1,795,394.35             6.356977             1,655.09
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                                                     664,099,741.09                             19,181,011.80
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                  Current                                Cumulative
                                      Interest              Total                 Realized          Ending                Realized
Class                               Distribution         Distribution              Losses           Balance                Losses
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                   295,590.18           295,590.18                  --        70,941,643.00                   --
1A2                                    83,333.33            83,333.33                  --        20,000,000.00                   --
1A3                                    32,424.70            32,424.70                  --         7,781,929.00                   --
1A4                                    97,809.46            97,809.46                  --        54,846,428.00                   --
1A5                                   290,686.07           290,686.07                  --        54,846,428.00                   --
1A6                                    98,170.89         2,425,725.94                  --        16,521,256.13                   --
1A7                                   646,400.61         9,617,705.14                  --       115,137,612.06                   --
1A8                                           --                   --                  --        13,166,514.32                   --
1A9                                           --                   --                  --                   --                   --
1A10                                  155,000.00           155,000.00                  --        30,000,000.00                   --
1A11                                  161,718.75           161,718.75                  --        31,050,000.00                   --
2A1                                 1,021,605.30         8,871,182.82                  --       180,786,732.17                   --
2A2                                   185,949.45           185,949.45                  --        34,335,000.00                   --
2A3                                    81,236.11            81,236.11                  --        15,000,000.00                   --
2A4                                   167,887.96           167,887.96                  --        31,000,000.00                   --
PO                                            --            11,717.43                  --         1,819,045.21                   --
PO-1                                          --               740.42                  --           594,820.23                   --
PO-2                                          --            10,977.01                  --         1,224,224.98                   --
AR                                            --                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
M                                      58,965.25            69,228.82                  --        11,121,378.77                   --
B1                                     22,823.63            26,796.34                  --         4,304,742.97                   --
B2                                     13,313.79            15,631.20                  --         2,511,100.07                   --
B3                                      9,509.85            11,165.14                  --         1,793,642.90                   --
B4                                      5,705.91             6,699.09                  --         1,076,185.74                   --
B5                                      9,510.36            11,165.44                  --         1,793,739.26                   --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                              3,437,641.60        22,618,653.37                  --       644,986,949.60                   --
===================================================================================================================================

                                                      Distribution Date: 9/25/02

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

                         Principal Distribution Detail

                                                  Original               Beginning              Scheduled
                                                 Certificate            Certificate             Principal                 Accretion
Class                           Cusip             Balance                 Balance              Distribution               Principal
-----------------------------------------------------------------------------------------------------------------------------------
1A1                           12669CHB9          70,941,643.00          70,941,643.00                     --                     --
1A2                           12669CHC7          20,000,000.00          20,000,000.00                     --                     --
1A3                           12669CHD5           7,781,929.00           7,781,929.00                     --                     --
1A4                           12669CHE3          54,846,428.00          54,846,428.00                     --                     --
1A5                           12669CHF0          54,846,428.00          54,846,428.00                     --                     --
1A6                           12669CHG8          25,000,000.00          18,848,811.17           2,327,555.05                     --
1A7                           12669CHH6         138,836,000.00         124,108,916.59           8,971,304.53                     --
1A8                           12669CHJ2          12,500,000.00          13,098,294.04                     --              68,220.28
1A9                           12669CHK9           9,400,000.00                     --                     --                     --
1A10                          12669CHL7          30,000,000.00          30,000,000.00                     --                     --
1A11                          12669CHM5          31,050,000.00          31,050,000.00                     --                     --
2A1                           12669CJC5         218,570,000.00         188,636,309.68           7,849,577.52                     --
2A2                           12669CJD3          34,335,000.00          34,335,000.00                     --                     --
2A3                           12669CJE1          15,000,000.00          15,000,000.00                     --                     --
2A4                           12669CJF8          31,000,000.00          31,000,000.00                     --                     --
PO                                                1,932,003.14           1,830,762.64              11,717.43                     --
PO-1                          12669CHN3             602,211.70             595,560.65                 740.42                     --
PO-2                          12669CHN3           1,329,791.44           1,235,201.99              10,977.01                     --
AR                            12669CHP8                 100.00                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669CHQ6          11,222,800.00          11,131,642.34              10,263.57                     --
B1                            12669CHR4           4,344,000.00           4,308,715.68               3,972.71                     --
B2                            12669CHS2           2,534,000.00           2,513,417.48               2,317.42                     --
B3                            12669CJR2           1,810,000.00           1,795,298.20               1,655.30                     --
B4                            12669CJS0           1,086,000.00           1,077,178.92                 993.18                     --
B5                            12669CJT8           1,810,096.86           1,795,394.35               1,655.09                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          724,000,000.00         664,099,741.09          19,181,011.80              68,220.28
===================================================================================================================================

                            Unscheduled               Net                Current                Ending                  Ending
                              Principal            Principal             Realized             Certificate             Certificate
Class                       Adjustments           Distribution            Losses                Balance                 Factor
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                  --                     --                     --          70,941,643.00          1.00000000000
1A2                                  --                     --                     --          20,000,000.00          1.00000000000
1A3                                  --                     --                     --           7,781,929.00          1.00000000000
1A4                                  --                     --                     --          54,846,428.00          1.00000000000
1A5                                  --                     --                     --          54,846,428.00          1.00000000000
1A6                                  --           2,327,555.05                     --          16,521,256.13          0.66085024502
1A7                                  --           8,971,304.53                     --         115,137,612.06          0.82930660676
1A8                                  --                     --                     --          13,166,514.32          1.05332114596
1A9                                  --                     --                     --                     --          0.00000000000
1A10                                 --                     --                     --          30,000,000.00          1.00000000000
1A11                                 --                     --                     --          31,050,000.00          1.00000000000
2A1                                  --           7,849,577.52                     --         180,786,732.17          0.82713424608
2A2                                  --                     --                     --          34,335,000.00          1.00000000000
2A3                                  --                     --                     --          15,000,000.00          1.00000000000
2A4                                  --                     --                     --          31,000,000.00          1.00000000000
PO                                   --              11,717.43                     --           1,819,045.21          0.94153325755
PO-1                                 --                 740.42                     --             594,820.23          0.98772612969
PO-2                                 --              10,977.01                     --           1,224,224.98          0.92061427297
AR                                   --                     --                     --                     --          0.00000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                                    --              10,263.57                     --          11,121,378.77          0.99096293020
B1                                   --               3,972.71                     --           4,304,742.97          0.99096293020
B2                                   --               2,317.42                     --           2,511,100.07          0.99096293020
B3                                   --               1,655.30                     --           1,793,642.90          0.99096293020
B4                                   --                 993.18                     --           1,076,185.74          0.99096293020
B5                                   --               1,655.09                     --           1,793,739.26          0.99096313564
-----------------------------------------------------------------------------------------------------------------------------------
Totals                               --          19,181,011.80                     --         644,986,949.60
===================================================================================================================================

                                                      Distribution Date: 9/25/02

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

                          Interest Distribution Detail

                            Beginning                   Pass               Accrued               Cumulative
                           Certificate                 Through             Optimal                 Unpaid                  Deferred
Class                        Balance                  Rate (%)             Interest               Interest                 Interest
-----------------------------------------------------------------------------------------------------------------------------------
1A1                       70,941,643.00               5.000000             295,590.18                     --                     --
1A2                       20,000,000.00               5.000000              83,333.33                     --                     --
1A3                        7,781,929.00               5.000000              32,424.70                     --                     --
1A4                       54,846,428.00               2.140000              97,809.46                     --                     --
1A5                       54,846,428.00               6.360000             290,686.07                     --                     --
1A6                       18,848,811.17               6.250000              98,170.89                     --                     --
1A7                      124,108,916.59               6.250000             646,400.61                     --                     --
1A8                       13,098,294.04               6.250000                     --                     --              68,220.28
1A9                                  --               6.250000                     --                     --                     --
1A10                      30,000,000.00               6.200000             155,000.00                     --                     --
1A11                      31,050,000.00               6.250000             161,718.75                     --                     --
2A1                      188,636,309.68               6.500000           1,021,780.01                     --                     --
2A2                       34,335,000.00               6.500000             185,981.25                     --                     --
2A3                       15,000,000.00               6.500000              81,250.00                     --                     --
2A4                       31,000,000.00               6.500000             167,916.67                     --                     --
PO                         1,830,762.64               0.000000                     --                     --                     --
PO-1                         595,560.65               0.000000                     --                     --                     --
PO-2                       1,235,201.99               0.000000                     --                     --                     --
AR                                   --               6.250000                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                         11,131,642.34               6.356977              58,969.66                     --                     --
B1                         4,308,715.68               6.356977              22,825.34                     --                     --
B2                         2,513,417.48               6.356977              13,314.78                     --                     --
B3                         1,795,298.20               6.356977               9,510.56                     --                     --
B4                         1,077,178.92               6.356977               5,706.33                     --                     --
B5                         1,795,394.35               6.356977               9,511.07                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
Totals                   664,099,741.09                                  3,437,899.66                     --              68,220.28
===================================================================================================================================

                                                     Total                   Net                 Unscheduled
                                                    Interest            Prepayment Int             Interest               Interest
Class                                                 Due                 Shortfall               Adjustment                Paid
-----------------------------------------------------------------------------------------------------------------------------------
1A1                                                 295,590.18                     --                     --             295,590.18
1A2                                                  83,333.33                     --                     --              83,333.33
1A3                                                  32,424.70                     --                     --              32,424.70
1A4                                                  97,809.46                     --                     --              97,809.46
1A5                                                 290,686.07                     --                     --             290,686.07
1A6                                                  98,170.89                     --                     --              98,170.89
1A7                                                 646,400.61                     --                     --             646,400.61
1A8                                                  68,220.28                     --                     --                     --
1A9                                                         --                     --                     --                     --
1A10                                                155,000.00                     --                     --             155,000.00
1A11                                                161,718.75                     --                     --             161,718.75
2A1                                               1,021,780.01                 174.71                     --           1,021,605.30
2A2                                                 185,981.25                  31.80                     --             185,949.45
2A3                                                  81,250.00                  13.89                     --              81,236.11
2A4                                                 167,916.67                  28.71                     --             167,887.96
PO                                                          --                     --                     --                     --
PO-1                                                        --                     --                     --                     --
PO-2                                                        --                     --                     --                     --
AR                                                          --                     --                     --                     --
-----------------------------------------------------------------------------------------------------------------------------------
M                                                    58,969.66                   4.41                     --              58,965.25
B1                                                   22,825.34                   1.71                     --              22,823.63
B2                                                   13,314.78                   1.00                     --              13,313.79
B3                                                    9,510.56                   0.71                     --               9,509.85
B4                                                    5,706.33                   0.43                     --               5,705.91
B5                                                    9,511.07                   0.71                     --               9,510.36
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                            3,506,119.94                 258.08                     --           3,437,641.60
===================================================================================================================================

                                                      Distribution Date: 9/25/02

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

                          Current Payment Information
                               Factors per $1,000

                                                    Original          Beginning Cert.
                                                  Certificate            Notional                Principal               Interest
Class                           Cusip               Balance              Balance                Distribution           Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1                           12669CHB9          70,941,643.00        1,000.000000000            0.000000000            4.166666667
1A2                           12669CHC7          20,000,000.00        1,000.000000000            0.000000000            4.166666667
1A3                           12669CHD5           7,781,929.00        1,000.000000000            0.000000000            4.166666667
1A4                           12669CHE3          54,846,428.00        1,000.000000000            0.000000000            1.783333333
1A5                           12669CHF0          54,846,428.00        1,000.000000000            0.000000000            5.300000000
1A6                           12669CHG8          25,000,000.00          753.952446840           93.102201819            3.926835661
1A7                           12669CHH6         138,836,000.00          893.924605945           64.617999185            4.655857323
1A8                           12669CHJ2          12,500,000.00        1,047.863523443            0.000000000            0.000000000
1A9                           12669CHK9           9,400,000.00            0.000000000            0.000000000            0.000000000
1A10                          12669CHL7          30,000,000.00        1,000.000000000            0.000000000            5.166666667
1A11                          12669CHM5          31,050,000.00        1,000.000000000            0.000000000            5.208333333
2A1                           12669CJC5         218,570,000.00          863.047580552           35.913334470            4.674041728
2A2                           12669CJD3          34,335,000.00        1,000.000000000            0.000000000            5.415740491
2A3                           12669CJE1          15,000,000.00        1,000.000000000            0.000000000            5.415740491
2A4                           12669CJF8          31,000,000.00        1,000.000000000            0.000000000            5.415740491
PO                                                1,932,003.14          947.598170053            6.064912503            0.000000000
PO-1                          12669CHN3             602,211.70          988.955624905            1.229495214            0.000000000
PO-2                          12669CHN3           1,329,791.44          928.868959134            8.254686166            0.000000000
AR                            12669CHP8                 100.00            0.000000000            0.000000000            0.000000000
-----------------------------------------------------------------------------------------------------------------------------------
M                             12669CHQ6          11,222,800.00          991.877458762            0.914528563            5.254058855
B1                            12669CHR4           4,344,000.00          991.877458762            0.914528563            5.254058855
B2                            12669CHS2           2,534,000.00          991.877458762            0.914528563            5.254058855
B3                            12669CJR2           1,810,000.00          991.877458762            0.914528563            5.254058855
B4                            12669CJS0           1,086,000.00          991.877458762            0.914528563            5.254058855
B5                            12669CJT8           1,810,096.86          991.877500538            0.914364896            5.254059076
-----------------------------------------------------------------------------------------------------------------------------------
Totals                                          724,000,000.00          917.264835760           26.493110221            4.748123757
===================================================================================================================================

                       Ending Cert.                   Pass
                         Notional                    Through
Class                    Balance                    Rate (%)
------------------------------------------------------------
1A1                   1,000.000000000               5.000000
1A2                   1,000.000000000               5.000000
1A3                   1,000.000000000               5.000000
1A4                   1,000.000000000               2.140000
1A5                   1,000.000000000               6.360000
1A6                     660.850245021               6.250000
1A7                     829.306606761               6.250000
1A8                   1,053.321145960               6.250000
1A9                       0.000000000               6.250000
1A10                  1,000.000000000               6.200000
1A11                  1,000.000000000               6.250000
2A1                     827.134246082               6.500000
2A2                   1,000.000000000               6.500000
2A3                   1,000.000000000               6.500000
2A4                   1,000.000000000               6.500000
PO                      941.533257549               0.000000
PO-1                    987.726129690               0.000000
PO-2                    920.614272968               0.000000
AR                        0.000000000               6.250000
------------------------------------------------------------
M                       990.962930199               6.356977
B1                      990.962930199               6.356977
B2                      990.962930199               6.356977
B3                      990.962930199               6.356977
B4                      990.962930199               6.356977
B5                      990.963135642               6.356977
------------------------------------------------------------
Totals                  890.865952486
============================================================

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236
                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

Pool Level Data
Distribution Date                                                        9/25/02
Cut-off Date                                                             11/1/01
Determination Date                                                        9/1/02
Accrual Period 30/360                Begin                                8/1/02
                                     End                                  9/1/02
Number of Days in 30/360 Accrual Period                                       30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                              414,000,000.00

Beginning Aggregate Pool Stated Principal Balance                 384,213,229.70
Ending Aggregate Pool Stated Principal Balance                    372,969,796.05

Beginning Aggregate Certificate Stated Principal
  Balance                                                         664,099,741.10
Ending Aggregate Certificate Stated Principal Balance             644,986,949.60

Beginning Aggregate Loan Count                                               888
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing Agreement                                             23
Ending Aggregate Loan Count                                                  865

Beginning Weighted Average Loan Rate (WAC)                             6.856736%
Ending Weighted Average Loan Rate (WAC)                                6.852383%

Beginning Net Weighted Average Loan Rate                               6.240312%
Ending Net Weighted Average Loan Rate                                  6.240032%

Weighted Average Maturity (WAM) (Months)                                     350

Servicer Advances                                                      14,425.91

Aggregate Pool Prepayment                                          10,885,432.48
Pool Prepayment Rate                                                 29.1933 CPR

Group 2
-------
Cut-Off Date Balance                                              310,000,000.00

Beginning Aggregate Pool Stated Principal Balance                 279,886,511.32
Ending Aggregate Pool Stated Principal Balance                    272,017,153.17

Beginning Aggregate Certificate Stated Principal
  Balance                                                         664,099,741.10
Ending Aggregate Certificate Stated Principal Balance             644,986,949.60

Beginning Aggregate Loan Count                                               666


       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing Agreement                                             17
Ending Aggregate Loan Count                                                  649

Beginning Weighted Average Loan Rate (WAC)                             6.898057%
Ending Weighted Average Loan Rate (WAC)                                6.898034%

Beginning Net Weighted Average Loan Rate                               6.471314%
Ending Net Weighted Average Loan Rate                                  6.470746%

Weighted Average Maturity (WAM) (Months)                                     350

Servicer Advances                                                      21,536.92

Aggregate Pool Prepayment                                           7,614,688.59
Pool Prepayment Rate                                                 28.2014 CPR

--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                 96.6264204472%
Senior Prepayment Percentage                                     100.0000000000%

Subordinate Percentage                                             3.3735795528%
Subordinate Prepayment Percentage                                  0.0000000000%

Group 2
-------
Senior Percentage                                                 96.5261244110%
Senior Prepayment Percentage                                     100.0000000000%

Subordinate Percentage                                             3.4738755890%
Subordinate Prepayment Percentage                                  0.0000000000%

Certificate Account

Beginning Balance                                                             --

Deposit
Payments of Interest and Principal                                 22,899,825.83
Liquidation Proceeds                                                          --
All Other Proceeds                                                            --
Other Amounts                                                                 --
                                                          ----------------------
Total Deposits                                                     22,899,825.83


       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

Withdrawals
Reimbursement of Servicer Advances                                            --
Payment of Master Servicer Fees                                       126,100.93
Payment of Sub Servicer Fees                                          153,563.44
Payment of Other Fees                                                         --
Payment of Insurance Premium(s)                                         1,250.00
Payment of Personal Mortgage Insurance                                        --
Other Permitted Withdrawal per the Pooling and Service
 Agreement                                                                    --
Payment of Principal and Interest                                  22,618,653.37
                                                          ----------------------
Total Withdrawals                                                  22,899,567.75
Ending Balance                                                          1,508.08

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                              12,253.18
Compensation for Gross PPIS from Servicing Fees                        12,253.18
Other Gross PPIS Compensation                                                 --
                                                          ----------------------
Total Net PPIS (Non-Supported PPIS)                                           --

Master Servicing Fees Paid                                            126,100.93
Sub Servicing Fees Paid                                               153,563.44
Insurance Premium(s) Paid                                               1,250.00
Personal Mortgage Insurance Fees Paid                                         --
Other Fees Paid                                                               --
                                                          ----------------------
Total Fees                                                            280,914.37

------------------------------------------------------------------------------------------------------------------------------------
                                            Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------
Group 1
-------

Delinquency
-----------

                                                                30-59 Days         60-89 Days           90+ Days             Totals
                                                           ---------------    ---------------    ---------------    ---------------
Scheduled Principal Balance                                   1,044,238.74                 --         317,463.88       1,361,702.62
Percentage of Total Pool Balance                                 0.279979%          0.000000%          0.085118%          0.365097%
Number of Loans                                                          3                  0                  1                  4
Percentage of Total Loans                                        0.346821%          0.000000%          0.115607%          0.462428%


       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

Foreclosure
-----------
Scheduled Principal Balance                                                                                              707,863.27
Percentage of Total Pool Balance                                                                                          0.189791%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.231214%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

Group 2
-------


Delinquency
-----------
                                                                30-59 Days         60-89 Days           90+ Days             Totals
                                                           ---------------    ---------------    ---------------    ---------------
Scheduled Principal Balance                                   1,017,518.73         448,288.32                 --       1,465,807.05
Percentage of Total Pool Balance                                 0.374064%          0.164801%          0.000000%          0.538866%
Number of Loans                                                          2                  1                  0                  3
Percentage of Total Loans                                        0.308166%          0.154083%          0.000000%          0.462250%

Foreclosure
-----------
Scheduled Principal Balance                                                                                            1,002,868.69
Percentage of Total Pool Balance                                                                                          0.368678%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.308166%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28


REO
---
Scheduled Principal Balance                                                                                              444,616.78
Percentage of Total Pool Balance                                                                                          0.163452%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.154083%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------
Protection                                        Original               Current
----------                              ------------------    ------------------
Bankruptcy Loss                                 200,000.00            200,000.00
Bankruptcy Percentage                            0.027624%             0.031008%
Credit/Fraud Loss                            14,480,000.00         14,480,000.00
Credit/Fraud Loss Percentage                     2.000000%             2.245007%
Special Hazard Loss                          14,480,000.00         13,281,994.82
Special Hazard Loss Percentage                   2.000000%             2.059266%

Credit Support                                    Original               Current
--------------                          ------------------    ------------------
Class A                                     701,193,103.14        622,386,159.88
Class A Percentage                              96.849876%            96.495931%

Class M                                      11,222,800.00         11,121,378.77
Class M Percentage                               1.550110%             1.724280%

Class B1                                      4,344,000.00          4,304,742.97
Class B1 Percentage                              0.600000%             0.667416%

Class B2                                      2,534,000.00          2,511,100.07
Class B2 Percentage                              0.350000%             0.389326%

Class B3                                      1,810,000.00          1,793,642.90
Class B3 Percentage                              0.250000%             0.278090%

Class B4                                      1,086,000.00          1,076,185.74
Class B4 Percentage                              0.150000%             0.166854%

Class B5                                      1,810,096.86          1,793,739.26
Class B5 Percentage                              0.250013%             0.278105%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-28

Credit support                                    Original               Current
--------------                                    --------               -------
